Exhibit 99.1

N E W S R E L E A SE

For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations	Investor Relations
Alice S. Ericson, 860-403-5946	Naomi Baline Kleinman, 860-403-7100
alice.ericson@phoenixwm.com	pnx.ir@phoenixwm.com

The Phoenix Companies Reports Second Quarter 2015 Results

●	Net Loss Attributable to The Phoenix Companies, Inc. of $22.6 million

●	Holding Company Cash and Non-affiliated Securities at $64.5 million

●	Phoenix Life Insurance Company (“PLIC”) Statutory Surplus and AVR grew to $817.3 million (preliminary)

●	Annuity deposits of $221.4 million; Saybrus Partners EBITDA of $2.7 million

●	Investor Conference Call scheduled for Tuesday, Aug. 11 at 11 a.m. EDT

Hartford, Conn., Aug. 10, 2015 – The Phoenix Companies, Inc. (NYSE:PNX) (“Phoenix”) today announced financial results for the second quarter of 2015 and filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 with the U.S. Securities and Exchange Commission (“SEC”).

CEO Comments

“Phoenix’s second quarter results were mixed, characterized by a GAAP net loss, a significant increase in statutory capital and improvement in new business metrics,” said James D. Wehr, president and chief executive officer.

“The net loss was driven primarily by unfavorable mortality and financial reporting expenses that remain elevated but are beginning to decline. These factors were partially offset by the positive impact of higher interest rates,” he said.

“While it is unusual for Phoenix to have consecutive quarters with unfavorable mortality, the recent experience does not impact our expectations regarding future mortality. Cumulative mortality experience remains favorable to expectations over the last five years,” Mr. Wehr continued.

“Financial reporting expenses have been reduced $31 million year-to-date from 2014 levels. This is early progress against our commitment to reduce total expenses by $110 million by the end of 2017,” he said.

“We remain sharply focused on executing our strategy and actively managing the business for sustainable growth,” Mr. Wehr commented.

“As expected, the intercompany reinsurance treaty between PLIC and PHL Variable drove significant improvement in statutory capital. PLIC’s June 30 statutory surplus increased by $227 million from the prior quarter to approximately $817 million, and its estimated RBC rose 68% to 356%. PHL Variable’s surplus and RBC also benefited from the treaty,”  he said.

“New business metrics improved in the second quarter, with growth from both the prior year and prior quarter in life and annuity sales as well as Saybrus’ revenues and EBITDA. In fact, Saybrus produced its highest-ever quarterly EBITDA,” Mr. Wehr concluded.

Second Quarter 2015 Earnings Drivers

The net loss attributable to The Phoenix Companies, Inc. was $22.6 million for the second quarter of 2015, compared with a net loss attributable to The Phoenix Companies, Inc. of $22.4 million for the second quarter of 2014.

Primary drivers of the second quarter 2015 results were:

●	Unfavorable mortality in the open block, primarily in the universal life (“UL”) product line, that contributed approximately $35 million to the loss.

●	External financial reporting expenses of $13.4 million, including $4.1 million relating to remediation, $5.0 million in audit expenses, and $4.3 million in other external financial reporting support.

●	Positive impact of higher interest rates of approximately $18 million.

Second Quarter 2015 Earnings Summary

($ in millions, except per share data)	For the Qtr Ended June 30, 2015	For the Qtr Ended Mar. 31, 2015	For the Qtr Ended June 30, 2014
Net loss	$(22.4)	$(73.0)	(22.4)
Less: Net income (loss) attributable to noncontrolling interests	0.2	1.0	--
Net loss attributable to The Phoenix Companies, Inc.	(22.6)	$(74.0)	(22.4)

EARNINGS PER SHARE SUMMARY:
Net loss attributable to The Phoenix Companies, Inc.
Basic	$(3.93)	$(12.87)	(3.90)
Diluted	$(3.93)	$(12.87)	(3.90)

Weighted average shares outstanding (in thousands)
Basic	5,751	5,751	5,749
Diluted	5,751	5,751	5,749

Realized and Unrealized Gains and Losses

●	Net other-than-temporary fixed income impairment losses for the second quarter 2015 remained well below long-term averages.

Realized Gains and Losses

($ in millions)	For the Qtr Ended June 30, 2015	For the Qtr Ended Mar. 31, 2015	For the Qtr Ended June 30, 2014
Total net realized gain (losses)	$(2.1)	$(16.1)	$4.2
Net other-than-temporary impairment losses recognized in earnings	$(1.1)	$(8.4)	$(1.0)
Derivative losses	$(7.5)	$(12.6)	$(2.3)

Unrealized Investment Gains and Losses

●
Net unrealized gains on available-for-sale debt securities decreased by $210.2 million to $491.1 million at June 30, 2015 from $701.3 million at Dec. 31, 2014, due primarily to higher interest rates. After actuarial offsets and taxes, accumulated other comprehensive income (“AOCI”) declined by $30.8 million from $234.4 million at Dec. 31, 2014.

Balance Sheet and Liquidity

●
At June 30, 2015, holding company cash and non-affiliated securities were $64.5 million, compared with $78.3 million at Dec. 31, 2014. In addition to interest payments and financial reporting expenses, the holding company made a planned tax payment of $10 million in the second quarter of 2015. These payments and expenses were partially offset by dividends paid by PLIC to Phoenix. PLIC’s 2015 dividend capacity is $59.9 million, and it paid $30.0 million to the holding company in the first half of 2015 and the remainder in July 2015. Phoenix expects holding company liquidity to remain above its $50.0 million internal threshold.

●
Total stockholders’ equity attributable to The Phoenix Companies, Inc. was $199.2 million at June 30, 2015, compared with $326.6 million at Dec. 31, 2014. The decline was due primarily to net losses and the effect of higher interest rates on AOCI.

●
Liquidity in the life companies remained strong with cash and cash equivalents, short-term investments, treasuries and agency mortgage-backed securities totaling $1.6 billion, or 12.0% of the fixed income portfolio, at June 30, 2015, compared with $1.7 billion, or 12.7% of the fixed income portfolio, at Dec. 31, 2014.

●	The quality of the investment portfolio remained strong during the second quarter of 2015 with the proportion of below investment grade bonds as a percentage of total available-for-sale debt securities at 7.2% at June 30, 2015, within Phoenix’s target range of 6% – 10%, compared with 6.7% at Dec. 31, 2014.

●	Phoenix has no debt maturities until 2032.

Balance Sheet

($ in millions)	June 30, 2015	Dec. 31, 2014	Change
Total Assets	$21,595.8	$21,745.9	$(150.1)
Total Liabilities	$21,380.7	$21,399.3	$(18.6)
Indebtedness	$378.9	$378.9	$--
Accumulated Other Comprehensive Income (Loss)	$(265.2)	$(234.4)	$(30.8)
Total Stockholders’ Equity Attributable to The Phoenix Companies, Inc.	$199.2	$326.6	$(127.4)

Second Quarter 2015 Operating Highlights

●	Annuity deposits were $221.4 million, primarily in fixed indexed annuities.

●	Life insurance annualized premium was $4.8 million, driven primarily by term insurance sales.

●	Total annualized life insurance surrender rate was 3.8%, consistent with the second quarter of 2014 and first quarter of 2015.

●	Annualized annuity surrender rate was 11.1%, improved from the second quarter of 2014 and consistent with the first quarter of 2015.

●	Phoenix’s distribution company, Saybrus Partners', revenue grew 16% and EBITDA grew 35% from the second quarter of 2014.

●	Mortality was unfavorable compared with expectations, with unfavorable open block experience driven by the UL product line. Closed block experience was favorable compared with expectations.

●	External financial reporting expenses of $13.4 million were down from $19.2 million for the first quarter of 2015 and $24.4 million for the second quarter of 2014. Over the past five quarters, financial reporting expenses have included restatement, SEC reporting catch up, remediation and audit expenses.

($ in millions, unless noted otherwise)	As of or for the Qtr Ended June 30, 2015	As of or for the Qtr Ended Mar. 31, 2015	As of or for the Qtr Ended June 30, 2014
Annuity deposits	$221.4	$189.4	$201.0
Net annuity flows (deposits less surrenders)	$61.2	$30.0	$30.6
Annuity funds under management ($ in billions)	$5.8	$5.7	$5.6
Life insurance annualized premium	$4.8	$4.0	$0.7
Total individual life surrenders (annualized)	3.8%	3.9%	$3.9%
Total closed block life surrenders (annualized)	3.7%	3.4%	3.6%
Total annuity surrenders (annualized)	11.1%	11.2%	12.2%
Holding company cash and non-affiliated securities	$64.5	$83.1	$154.4
Saybrus Partners EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization)	$2.7	$0.8	$2.0
Saybrus Partners revenue	$11.1	$9.0	$9.6
External financial reporting expenses1	$13.4	$19.2	$24.4
1External financial reporting expenses is a component of other operating expenses.

Second Quarter 2015 Preliminary Statutory Results

As previously announced, Phoenix executed an intercompany reinsurance treaty between PLIC and PHL Variable Insurance Company (“PHL Variable”), effective June 30, 2015, and subsequently de-stacked its insurance company subsidiaries, effective July 1, 2015. Second quarter 2015 statutory results reflect the structure prior to the de-stacking, in which PLIC was the indirect parent of PHL Variable and two other insurance companies.

Under the reinsurance treaty, PLIC retroceded to PHL Variable on a modified coinsurance basis, policy liabilities of a block of corporate-owned life insurance policies. As a result, PHL Variable released $153.5 million in cash flow testing reserves and both companies’ total admitted deferred tax assets increased by $38.1 million. Overall, the reinsurance treaty increased PLIC’s statutory surplus and capital by $191.6 million.

PLIC expects to file its unaudited statutory financial statements for the quarter ended June 30, 2015 with the New York State Department of Financial Services by Aug. 14, 2015. Preliminary highlights from that filing:

●
PLIC reported a statutory net gain from operations of $23.9 million and statutory net income of $22.3 million for the quarter ended June 30, 2015, compared with a statutory net loss from operations of $4.5 million and a statutory net loss of $4.1 million for the quarter ended June 30, 2014.

●
PLIC’s statutory surplus and asset valuation reserve was $817.3 million at June 30, 2015, compared with $590.4 million at March 31, 2015. The $226.9 million increase reflects the $191.6 million benefit from the intercompany reinsurance treaty between PLIC and PHL Variable, partially offset by approximately $22 million for adverse mortality, and $15.0 million in dividends PLIC paid to the parent holding company. PLIC noted that statutory surplus increased $65.1 million from $752.2 million at Dec. 31, 2014, driven primarily by the intercompany reinsurance treaty.

●	PLIC’s estimated risk-based capital (“RBC”) ratio was 356% at June 30, 2015, compared with 288% at March 31, 2015 and 334% at Dec. 31, 2014.

PHL Variable’s statutory surplus and asset valuation reserve was $206.4 million at June 30, 2015, compared with $101.6 million at March 31, 2015 and $213.7 million at Dec. 31, 2014.  PHL Variable had an estimated RBC ratio of 201% at June 30, 2015, compared with 122% at March 31, 2015 and 218% at Dec. 31, 2014.

De-stacking of Insurance Company Subsidiaries

As of result of discussions with its regulators related to the intercompany reinsurance treaty, Phoenix de-stacked its insurance company subsidiaries, which made all of them direct subsidiaries of Phoenix effective July 1, 2015. Prior to the de-stacking, PLIC, already a direct subsidiary of Phoenix, was the indirect parent of PHL Variable, American Phoenix Life and Reassurance Company (“APLAR”) and Phoenix Life and Annuity Company (“PLAC”).

The de-stacking was approved by the New York State Department of Financial Services, which regulates PLIC, and the Connecticut Insurance Department, which regulates the other three subsidiaries. It was completed through an extraordinary dividend of PHL Variable, APLAR and PLAC from PLIC to Phoenix, based on the June 30, 2015 statutory carrying value of the three subsidiaries, which totaled $229 million. While the de-stacking will lower PLIC’s statutory surplus by $229 million, it will improve PLIC’s RBC by approximately 50 percentage points due to lower risk.

Conference Call

Phoenix will host a conference call on Tuesday, Aug. 11, 2015 at 11 a.m. EDT to discuss the company’s second quarter 2015 financial results and other matters. Presentation materials and a live broadcast will be available on the company’s website, www.phoenixwm.com, in the Investor Relations section. The live broadcast also can be accessed by telephone at 517-308-9305 (Passcode: PHOENIX). A replay will be available through Aug. 25, 2015 by telephone at 203-369-1073 and on the company’s website.

About Phoenix

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc., offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and has two insurance company operating subsidiaries: Phoenix Life Insurance Company, which has its statutory home office in East Greenbush, New York, and PHL Variable Insurance Company, which has its statutory home office in Hartford, Connecticut. PHL Variable files annual and other periodic reports under the Securities Exchange Act of 1934. For more information, visit www.phoenixwm.com.

Cautionary Statement Regarding Forward-looking Statements

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of restatements of financial statements and the failure by Phoenix and its wholly owned subsidiary, PHL Variable Insurance Company, to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and Phoenix’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE. Such forward-looking statements.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to maintain a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

THE PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Statements of Operations and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share data)	2015	2014	2015	2014
REVENUES:
Premiums	$86.6	$83.2	$165.0	$162.8
Fee income	135.2	134.2	269.0	269.0
Net investment income	202.3	191.5	411.6	403.0
Net realized gains (losses):
Total other-than-temporary impairment (“OTTI”) losses	(0.9)	(1.0)	(7.9)	(1.0)
Portion of OTTI losses recognized in other comprehensive income (“OCI”)	(0.2)	—	(1.6)	(0.2)
Net OTTI losses recognized in earnings	(1.1)	(1.0	(9.5)	(1.2)
Net realized gains (losses), excluding OTTI losses	(1.0)	5.2	(8.7)	(21.5)
Net realized gains (losses)	(2.1)	4.2	(18.2)	(22.7)
Total revenues	422.0	413.1	827.4	812.1

BENEFITS AND EXPENSES:
Policy benefits	287.3	301.3	579.3	531.6
Policyholder dividends	55.0	42.6	95.1	114.8
Policy acquisition cost amortization	24.6	19.1	41.7	43.7
Interest expense on indebtedness	7.1	7.1	14.2	14.2
Other operating expenses	82.8	84.4	206.6	181.6
Total benefits and expenses	456.8	454.5	936.9	885.9
Income (loss) from continuing operations before income taxes	(34.8)	(41.4)	(109.5)	(73.8)
Income tax expense (benefit)	(13.0)	(19.6)	(15.2)	(24.4)
Income (loss) from continuing operations	(21.8)	(21.8)	(94.3)	(49.4)
Income (loss) from discontinued operations, net of income taxes	(0.6	(0.6)	(1.1)	(1.2)
Net income (loss)	(22.4)	(22.4)	(95.4)	(50.6)
Less: Net income (loss) attributable to noncontrolling interests	0.2	—	1.2	(0.1)
Net income (loss) attributable to The Phoenix Companies, Inc.	$(22.6)	$(22.4)	$(96.6)	$(50.5)

(Continued on next page)

THE PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Statements of Operations and Comprehensive Income

(Continued from previous page)	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions, except per share data)	2015	2014	2015	2014
COMPREHENSIVE INCOME (LOSS):
Net income (loss) attributable to The Phoenix Companies, Inc.	$(22.6)	$(22.4)	$(96.6)	$(50.5)
Net income (loss) attributable to noncontrolling interests	0.2	—	1.2	(0.1)
Net income (loss)	(22.4)	(22.4)	(95.4)	(50.6)
Other comprehensive income (loss) before income taxes:
Unrealized investment gains (losses), net of related offsets	(54.7)	51.9	(51.3)	75.6
Net pension liability adjustment	1.7	1.7	3.1	3.4
Other comprehensive income (loss) before income taxes	(53.0)	53.6	(48.2)	79.0
Less: Income tax expense (benefit) related to:
Unrealized investment gains (losses), net of related offsets	(24.4)	33.4	(17.4)	66.1
Net pension liability adjustment	—	—	—	—
Total income tax expense (benefit)	(24.4)	33.4	(17.4)	66.1
Other comprehensive income (loss), net of income taxes	(28.6)	20.2	(30.8)	12.9
Comprehensive income (loss)	(51.0)	(2.2)	(126.2)	(37.7)
Less: Comprehensive income (loss) attributable to noncontrolling interests	0.2	—	1.2	(0.1)
Comprehensive income (loss) attributable to The Phoenix Companies, Inc.	$(51.2)	$(2.2)	$(127.4)	$(37.6)

EARNINGS (LOSS) PER SHARE:
Income (loss) from continuing operations – basic	$(3.83)	$(3.80)	$(16.61)	$(8.58)
Income (loss) from continuing operations – diluted	$(3.83)	$(3.80)	$(16.61)	$(8.58)
Income (loss) from discontinued operations – basic	$(0.10)	$(0.10)	$(0.19)	$(0.21)
Income (loss) from discontinued operations – diluted	$(0.10)	$(0.10)	$(0.19)	$(0.21)
Net income (loss) attributable to The Phoenix Companies, Inc. – basic	$(3.93)	$(3.90)	$(16.80)	$(8.79)
Net income (loss) attributable to The Phoenix Companies, Inc. – diluted	$(3.93)	$(3.90)	$(16.80)	$(8.79)
Basic weighted-average common shares outstanding (in thousands)	5,751	5,749	5,751	5,745
Diluted weighted-average common shares outstanding (in thousands)	5,751	5,749	5,751	5,745

THE PHOENIX COMPANIES, INC.
Consolidated Interim Unaudited Balance Sheets

($ in millions, except share data)	June 30, 2015	December 31, 2014
ASSETS:
Available-for-sale debt securities, at fair value (cost of $12,056.0 and $11,978.0)	$12,547.1	$12,679.3
Available-for-sale equity securities, at fair value (cost of $147.2 and $156.0)	168.3	179.5
Short-term investments	174.6	149.7
Limited partnerships and other investments	543.7	542.8
Policy loans, at unpaid principal balances	2,360.7	2,352.1
Derivative instruments	104.1	161.3
Fair value investments	213.9	235.4
Total investments	16,112.4	16,300.1
Cash and cash equivalents	557.3	450.0
Accrued investment income	194.2	176.7
Reinsurance recoverable	550.0	559.1
Deferred policy acquisition costs	893.6	848.6
Deferred income taxes, net	51.6	34.2
Other assets	336.6	311.3
Discontinued operations assets	44.9	45.2
Separate account assets	2,855.2	3,020.7
Total assets	$21,595.8	$21,745.9

LIABILITIES:
Policy liabilities and accruals	$12,387.1	$12,417.6
Policyholder deposit funds	4,220.8	3,955.0
Dividend obligations	827.2	916.8
Indebtedness	378.9	378.9
Pension and post-employment liabilities	374.1	380.0
Other liabilities	297.5	289.8
Discontinued operations liabilities	39.9	40.5
Separate account liabilities	2,855.2	3,020.7
Total liabilities	21,380.7	21,399.3

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 5.8 million and 5.8 million shares outstanding	0.1	0.1
Additional paid-in capital	2,632.8	2,632.8
Accumulated other comprehensive income (loss)	(265.2)	(234.4)
Retained earnings (accumulated deficit)	(1,985.6)	(1,889.0)
Treasury stock, at cost: 0.7 million and 0.7 million shares	(182.9)	(182.9)
Total The Phoenix Companies, Inc. stockholders’ equity	199.2	326.6
Noncontrolling interests	15.9	20.0
Total stockholders’ equity	215.1	346.6
Total liabilities and stockholders’ equity	$21,595.8	$21,745.9

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